UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2016 (May 2, 2016)

Synacor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33843	16-1542712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 La Riviere Drive, Suite 300 Buffalo, New York		14202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 853-1362

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Synacor, Inc. (“Synacor”) and AT&T Services, Inc. (“AT&T”) have entered into a Portal and Advertising Services Agreement (as amended, the “Agreement”) with an effective date of May 1, 2016, pursuant to which Synacor will provide certain portal, search, advertising, content management and other services to AT&T.

The Agreement has an initial term that ends on April 30, 2019 or 18 months after the date on which AT&T has directed all of its current users to a Synacor-operated portal, whichever is earlier. The term automatically renews for additional twelve-month periods unless either party gives the other at least 180 days’ prior notice of non-renewal. AT&T may terminate the agreement without cause upon 180 days’ prior notice and payment of a termination fee. Additionally, AT&T can terminate the agreement, upon shorter notice and without payment of a termination fee, if Synacor fails to perform its obligations under the Agreement, is the subject of a bankruptcy or similar proceeding or is acquired by or acquires certain specified competitors of AT&T.

Under the Agreement, following the launch of the Synacor-operated portal, AT&T will receive a share of advertising and search revenue generated from the portal. After complete migration of AT&T users to the Synacor-operated portal, Synacor has guaranteed that AT&T will receive certain minimum amounts, provided that AT&T achieves certain minimum numbers of monthly users and monthly search queries and is otherwise in compliance with certain specified obligations. Synacor has also agreed to dedicate certain personnel to working with AT&T. Additionally, Synacor must provide certain service levels related to up-times of specific systems. If Synacor fails to meet these service levels, AT&T will receive a credit against future payments to Synacor and, under certain circumstances, may be able to terminate the Agreement.

The rights and obligations under the Agreement are assignable by either party only to an affiliate and in connection with a merger or sale of all or substantially all of the party’s assets.

The description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement that will be filed as an exhibit to Synacor’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2016.

Item 7.01.	Regulation FD Disclosure.

On May 4, 2016, Synacor, Inc. issued a press release announcing the Agreement. The full text of the press release is attached as Exhibit 99.1 and is incorporated by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Synacor, Inc. dated May 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNACOR, INC.

Date: May 4, 2016	By:	/s/ WILLIAM J. STUART
William J. Stuart
Chief Financial Officer and Secretary